NEWS RELEASE

Contacts:
Main Street Capital Corporation
Todd A. Reppert, President and CFO
treppert@mainstcapital.com  / 713-350-6000

Dennard Rupp Gray & Easterly, LLC
Ken Dennard / ksdennard@drg-e.com
Ben Burnham / bburnham@drg-e.com
713-529-6600

MAIN STREET CAPITAL ANNOUNCES
FIRST QUARTER 2010 FINANCIAL RESULTS

HOUSTON, May 6, 2010 – Main Street Capital Corporation (NASDAQ-GS: MAIN) (“Main Street”) announced today its financial results for the first quarter ended March 31, 2010. On January 7, 2010, Main Street consummated transactions (the “Exchange Offer”) to exchange 1,239,695 shares of its common stock for approximately 88% of the total dollar value of the limited partner interests in Main Street Capital II, LP (“MSC II”), which operates as a Small Business Investment Company (“SBIC”). Main Street’s first quarter 2010 consolidated financial results include the results attributable to MSC II subsequent to the Exchange Offer. In addition, Main Street’s financial statements as of and for the quarter ended March 31, 2010 include the impact of the Exchange Offer and all related transactions which are discussed further herein.

First Quarter 2010 Highlights

•	Total investment income of $7.1 million, representing a 97% increase from the first quarter of 2009
•	Distributable net investment income of $3.5 million (or $0.24 per share), representing a 52% increase from the first quarter of 2009 (1)
•	Distributable net realized loss of $0.5 million (or $0.04 per share) (1)
•	Net Asset Value of $180.2 million (or $11.95 per share) at March 31, 2010, compared to $129.7 million (or $11.96 per share) at December 31, 2009
•	Paid dividends of $0.375 per share, or $0.125 per share for each of January, February and March 2010
•	Closed $17.5 million in new portfolio investments, including both core portfolio investments and privately placed portfolio debt investments
•	Consummated Exchange Offer to acquire majority of the equity interests in MSC II providing access to additional SBIC borrowing capacity
•	Completed public offering for 2,875,000 shares of common stock at $14.75 per share (123% of the latest reported Net Asset Value per share) for net proceeds of $40.1 million

First Quarter 2010 Operating Results

Total investment income increased 97% to $7.1 million in the first quarter of 2010 compared with $3.6 million in the corresponding period of 2009.  This comparable period increase was principally attributable to (i) $2.5 million of total investment income from the MSC II portfolio investments subsequent to the Exchange Offer and (ii) a $1.2 million increase in interest income from higher average levels of both portfolio debt investments and interest-bearing marketable securities or idle funds investments.

The $0.3 million of share-based compensation expense recognized during the first quarter of 2010 related to non-cash amortization expense for restricted share grants. Operating expenses (interest expense and general and administrative expense) increased to $3.6 million in the first quarter of 2010 from $1.3 million in the corresponding period of 2009. This comparable period increase in operating expenses was principally attributable to (i) $2.0 million in interest expense and other operating expenses related to MSC II subsequent to the Exchange Offer and (ii) higher accrued compensation and other operating expenses compared with the first quarter of 2009.

Distributable net investment income, which is net investment income before non-cash, share-based compensation expense, increased 52% to $3.5 million, or $0.24 per share, in the first quarter of 2010 compared with $2.3 million, or $0.25 per share, in the corresponding period of 2009.(1)  The increase in distributable net investment income was primarily attributable to higher levels of total investment income, as discussed above, partially offset by higher general, administrative and interest expenses. Distributable net investment income on a per share basis was slightly lower than the comparable period of 2009 due to a greater number of average shares outstanding during the first quarter of 2010 based on the June 2009 and January 2010 follow-on stock offerings, as well as the shares issued to consummate the Exchange Offer.

Distributable net realized loss, which is net realized loss before non-cash, share-based compensation expense, decreased to $0.5 million, or $0.04 per share, in the first quarter of 2010 compared with distributable net realized income of $3.2 million, or $0.35 per share, in the corresponding period of 2009.(1) The decrease was primarily attributable to a $4.0 million realized loss in the first quarter of 2010 on Main Street’s debt and equity investment in a portfolio company that had been impaired on an unrealized basis in prior periods, compared to $0.9 million of net realized gains on portfolio investments and marketable securities in the comparable period of 2009. The decrease from total net realized gain to total net realized loss between the first quarters of 2010 and 2009 was partially offset by the increase in distributable net investment income as discussed above.

The net increase in net assets resulting from operations attributable to common stock was $9.1 million, or $0.63 per share, in the first quarter of 2010 compared with a net decrease in net assets resulting from operations attributable to common stock of $0.5 million, or $0.05 per share, in the first quarter of 2009.  The $5.5 million total net change in unrealized appreciation (depreciation) for the first quarter of 2010 was principally attributable to (i) $4.0 million in accounting reversals of net unrealized depreciation attributable to the first quarter 2010 net realized loss as discussed above, (ii) unrealized appreciation on twelve portfolio investments totaling $3.7 million, partially offset by unrealized depreciation on eleven portfolio investments totaling $2.7 million, and (iii) $0.3 million in unrealized appreciation related to various marketable securities investments.

During the first quarter of 2010, Main Street also recognized a $4.9 million, or $0.34 per share, bargain purchase gain related to the consummation of the Exchange Offer. The bargain purchase gain recognized during the first quarter of 2010 is a non-recurring gain which was solely generated by the acquisition accounting related to the Exchange Offer. The noncontrolling interest of $0.1 million recognized in the first quarter of 2010 reflects the pro rata portion of MSC II net earnings attributable to the limited partnership interests in MSC II not acquired by Main Street as part of the Exchange Offer.

Liquidity and Capital Resources

As of March 31, 2010, Main Street had approximately $58.8 million in total cash and cash equivalents, marketable securities and idle funds investments.  In January 2010, Main Street completed a follow-on public stock offering (the “January Offering”) in which it sold 2,875,000 shares of common stock, including the underwriters’ exercise of the over-allotment option, at a price to the public of $14.75 per share (or approximately 123% of the latest reported Net Asset Value per share), resulting in total net proceeds of approximately $40.1 million, after deducting underwriters’ commissions and offering costs.  Main Street also has access to its multi-year, $30 million investment credit facility (the “Investment Facility”) that is used to provide additional liquidity in support of future investment and operational activities.  Based upon the current level of cash and cash equivalents, marketable securities and idle funds investments as well as the additional borrowing capacity through both the SBIC program and the Investment Facility, Main Street projects that it will have sufficient liquidity to fund its investment and operational activities throughout all of calendar year 2010.  This projection will be impacted by, among other things, the pace of new and follow-on investments, debt repayments and investment redemptions, the level of cash flow from operations and cash flow from realized gains, and the level of dividends paid in cash. Subsequent to March 31, 2010, Main Street has closed approximately $29 million in portfolio investments, including $26.5 million of core portfolio investments in lower middle market companies with the remainder in privately placed portfolio investments which consist of direct or secondary purchases of interest-bearing debt investments in companies that are generally larger than the lower middle market companies within the core investment portfolio. Main Street also has over $30 million of executed term sheets for new core portfolio investments which are in the due diligence or documentation phase of the investment process.

On March 31, 2010, Main Street had $135 million of SBIC debenture leverage outstanding including $70 million at MSC II and $65 million at Main Street Mezzanine Fund, LP (“MSMF”), the wholly owned SBIC subsidiary. The existing SBIC debenture leverage bears a weighted average fixed interest rate of approximately 5.8%, paid semi-annually, and matures ten years from original issuance. The first maturity of the existing SBIC debenture leverage does not occur until 2013, and the weighted average duration for such SBIC leverage is approximately 7 years as of March 31, 2010.  As of March 31, 2010, Main Street had a debt (at par) to Net Asset Value ratio and a net debt (debt at par less cash and cash equivalents, marketable securities and idle funds) to Net Asset Value ratio of approximately 0.76 to 1.0 and 0.43 to 1.0, respectively. As of March 31, 2010, virtually all of Main Street’s outstanding indebtedness consisted of long-term SBIC debenture leverage which is generally exempted from the 200% asset coverage requirements under the Business Development Company regulations. Main Street’s first quarter 2010 interest coverage ratio (distributable net investment income plus interest expense divided by interest expense) was approximately 2.8 to 1.0.

MSC II Exchange Offer / SBIC Leverage Capacity

On January 7, 2010, Main Street consummated the Exchange Offer in which it exchanged 1,239,695 shares of its common stock for approximately 88% of the total dollar value of the limited partner interests in MSC II (and together with MSMF, being referred to as the “Funds”). Pursuant to the terms of the Exchange Offer, 100% of the membership interests in the general partner of MSC II, Main Street Capital II GP, LLC (“MSC II GP”), were also transferred to MSCC for no consideration. MSC II commenced operations in January 2006, is an investment fund that operates as an SBIC, and is managed by Main Street’s wholly owned investment management subsidiary (Main Street Capital Partners, LLC, or the “Investment Manager”). Main Street currently projects that consummation of the Exchange Offer will be accretive to its calendar year 2010 distributable net investment income per share.

Consummation of the Exchange Offer provides us with access to additional long-term, low-cost leverage capacity through the SBIC program. The American Recovery and Reinvestment Act of 2009 (the “Stimulus Bill”) increased the maximum amount of combined SBIC leverage (or SBIC leverage cap) to $225 million for affiliated SBIC funds from the previous SBIC leverage cap of approximately $137 million. Since the increase of the SBIC leverage cap to $225 million applies to affiliated SBIC funds, Main Street is required to allocate such increased borrowing capacity between MSMF and MSC II. Subsequent to the Exchange Offer, Main Street now has access to an incremental $90 million in SBIC leverage capacity, subject to the required capitalization of the Funds, in addition to the existing $135 million of SBIC leverage held at the Funds.

Legislation proposed and passed in 2009 by the United States House of Representatives, the Small Business Financing and Investment Act of 2009 (or “HR 3854”), would among other things increase the total SBIC leverage capacity for the Funds from $225 million to $350 million. While Main Street is positioned to benefit from the full congressional passage of HR 3854, the ultimate form and likely outcome of such legislation or any similar legislation cannot be predicted.

Core Portfolio Statistics (all as of March 31, 2010) (2)

Within its core portfolio, Main Street had debt and equity investments in 38 lower middle market portfolio companies. Approximately 80% of Main Street’s core portfolio investments at cost were in the form of secured debt investments, and 87% of these debt investments were secured by first priority liens on the assets of portfolio companies.  The annual weighted average effective yield on Main Street’s core portfolio debt investments held at March 31, 2010 was 14.5%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status.  Approximately 88% of Main Street’s core portfolio debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our core portfolio companies, which Main Street has not independently verified, the portfolio companies had a weighted average net senior debt (senior interest-bearing debt through Main Street’s debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.6 to 1.0 and a total EBITDA to senior interest expense ratio of approximately 3.0 to 1.0.  Including all debt that is junior in priority to Main Street’s debt position, these ratios were approximately 3.5 to 1.0 and 2.5 to 1.0, respectively.

Main Street had equity ownership in 92% of its core portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 34%.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of Main Street’s core portfolio statistics as of March 31, 2010 and December 31, 2009.

Privately Placed Portfolio Debt Investments (3)

At March 31, 2010, Main Street had privately placed portfolio debt investments in 7 companies collectively totaling approximately $34.6 million in fair value (with cost basis of approximately $33.6 million). The annual weighted average net effective yield on Main Street’s privately placed portfolio debt investments was approximately 12.9% as of March 31, 2010.

Portfolio Quality

Based upon Main Street’s internal investment rating system, with a rating of “1” being the highest and a rating of “5” being the lowest, the weighted average investment rating for Main Street’s total portfolio was 2.4, which was unchanged compared to the weighted average investment rating at December 31, 2009.  As of March 31, 2010, Main Street had three investments on non-accrual status that represented 4.7% of the total portfolio at fair value, or approximately 6.7% of the total portfolio at cost.  Main Street’s total portfolio fair value was approximately 108% of the cost basis for the total portfolio as of March 31, 2010.

First Quarter 2010 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, May 7, 2010 at 10:00 a.m. Eastern Time to discuss the first quarter 2010 financial results.

You may access the conference call by dialing 480-629-9819 or 877-941-8610 and quote conference ID #4289345 at least 10 minutes prior to the start time.  The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at http://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, May 14, 2010 and may be accessed by dialing 303-590-3030 and using the passcode ID #4289345.  An audio archive of the conference call will also be available on the investor relations section of the Main Street web site at http://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Form 10-Q for the quarterly period ended March 31, 2010 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street’s First Quarter 2010 Investor Presentation to be posted on the investor relations section of the Main Street web site at http://www.mainstcapital.com.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income and net realized income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All core portfolio statistics are calculated exclusive of Main Street’s privately placed portfolio investments as well as Main Street’s investment in Main Street Capital Partners, LLC, the wholly owned Investment Manager.

(3) Privately placed portfolio debt investments include investments made through direct or secondary purchases of interest-bearing securities in companies that are generally larger in size than the lower middle market companies included in Main Street’s core portfolio.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies.  Main Street’s investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one-stop” financing alternatives to its portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations.  The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to: our estimate that the Exchange Offer will be accretive to Main Street’s calendar year 2010 distributable net investment income per share; our estimate regarding current liquidity being sufficient to fund investment and operational activities throughout all of calendar year 2010; any expectations related to the currently executed term sheets; and our estimates regarding the incremental amount of SBIC leverage available to us. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to have been correct.  Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions “Special Note Regarding Forward-Looking Statements” and “Risk Factors” included in our filings with the Securities and Exchange Commission (www.sec.gov).  Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2010	2009

INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$3,595,308	$2,002,620
Affiliate investments	1,808,613	1,169,056
Non-Control/Non-Affiliate investments	863,396	137,955
Total interest, fee and dividend income	6,267,317	3,309,631
Interest from marketable securities, idle funds and other	825,522	282,794
Total investment income	7,092,839	3,592,425
EXPENSES:
Interest	(1,993,237)	(931,335)
General and administrative	(1,577,891)	(349,098)
Share-based compensation	(301,458)	(195,726)
Total expenses	(3,872,586)	(1,476,159)
NET INVESTMENT INCOME	3,220,253	2,116,266

NET REALIZED GAIN (LOSS) FROM INVESTMENTS:
Control investments	(4,020,918)	767,601
Non-Control/Non-Affiliate investments	-	126,623
Marketable securities and idle funds investments	(39,539)	-
Total net realized gain (loss) from investments	(4,060,457)	894,224
NET REALIZED INCOME (LOSS)	(840,204)	3,010,490

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION):
Portfolio investments	5,114,659	(3,405,548)
Marketable securities and idle funds investments	253,304	(354,060)
SBIC debentures	281,193	-
Investment in affiliated Investment Manager	(145,079)	338,595
Total net change in unrealized appreciation (depreciation)	5,504,077	(3,421,013)

Income tax provision	(384,574)	(57,275)
Bargain purchase gain	4,890,582	-
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	9,169,881	(467,798)
Noncontrolling interest	(113,336)	-

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS ATTRIBUTABLE TO COMMON STOCK	$9,056,545	$(467,798)

NET INVESTMENT INCOME PER SHARE -
BASIC AND DILUTED	$0.22	$0.23
NET REALIZED INCOME (LOSS) PER SHARE -
BASIC AND DILUTED	$(0.06)	$0.33
DIVIDENDS PAID PER SHARE	$0.38	$0.38
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS ATTRIBUTABLE TO COMMON STOCK PER SHARE -
BASIC AND DILUTED	$0.63	$(0.05)
WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED	14,356,785	9,125,440

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS

Portfolio investments at fair value:
Control investments (cost: $127,303,070 and $59,544,719 as of March 31, 2010 and December 31, 2009, respectively)	$137,368,925	$66,400,667
Affiliate investments (cost: $53,260,066 and $39,252,445 as of March 31, 2010 and December 31, 2009, respectively)	63,238,278	46,886,202
Non-Control/Non-Affiliate investments (cost: $39,204,991 and $27,482,826 as of March 31, 2010 and December 31, 2009, respectively)	38,699,498	27,416,287
Investment in affiliated Investment Manager (cost: $4,284,042 and $18,000,000 as of March 31, 2010 and December 31, 2009, respectively)	2,175,801	16,036,838

Total portfolio investments (cost: $224,052,169 and $144,279,990 as of March 31, 2010 and December 31, 2009, respectively)	241,482,502	156,739,994
Marketable securities and idle funds investments (cost: $25,889,728 and $3,252,954 as of March 31, 2010 and December 31, 2009, respectively)	26,143,033	3,252,954
Cash and cash equivalents	32,665,182	30,619,998
Deferred tax asset	2,331,581	2,716,400
Other assets	2,961,841	1,509,608
Deferred financing costs (net of accumulated amortization of $1,169,366 and $1,071,676 as of March 31, 2010 and December 31, 2009, respectively)	1,524,130	1,611,508

Total assets	$307,108,269	$196,450,462

LIABILITIES

SBIC debentures (par: $135,000,000 and $65,000,000 as of March 31, 2010 and December 31, 2009, respectively; $52,857,899 at fair value as of March 31, 2010)	$117,857,899	$65,000,000
Line of credit	2,100,000	-
Interest payable	636,125	1,069,148
Dividend payable	1,885,329	-
Accounts payable and other liabilities	871,554	721,183

Total liabilities	123,350,907	66,790,331
Commitments and contingencies

NET ASSETS

Common stock, $0.01 par value per share (150,000,000 shares authorized; 15,082,742 and 10,842,447 issued and outstanding as of March 31, 2010 and December 31, 2009, respectively)	150,827	108,425
Additional paid-in capital	172,016,876	123,534,156
Accumulated net realized income (loss)	(11,595,553)	(8,652,154)
Net unrealized appreciation from investments, net of income taxes	19,675,871	14,669,704

Total Net Asset Value	180,248,021	129,660,131

Noncontrolling interest	3,509,341	-

Total net assets including noncontrolling interests	183,757,362	129,660,131

Total liabilities and net assets	$307,108,269	$196,450,462

NET ASSET VALUE PER SHARE	$11.95	$11.96

MAIN STREET CAPITAL CORPORATION
Reconciliation of distributable net investment income and distributable net realized income (loss)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Reconciliation of distributable net investment income and distributable net realized income (loss):
Net investment income	$3,220,253	$2,116,266
Share-based compensation expense	301,458	195,726
Distributable net investment income	3,521,711	2,311,992
Total net realized gain (loss) from investments	(4,060,457)	894,224
Distributable net realized income (loss)	$(538,746)	$3,206,216

Per share amounts:
Distributable net investment income per share -
Basic and diluted	$0.24	$0.25
Distributable net realized income (loss) per share -
Basic and diluted	$(0.04)	$0.35

MAIN STREET CAPITAL CORPORATION
Core Portfolio Statistics (4)
(Unaudited)

	As of	As of
	March 31, 2010	December 31, 2009

Number of core portfolio companies	38	35

DEBT PORTFOLIO STATISTICS:

% of total portfolio as secured debt (at cost)	80%	80%

% of debt portfolio as first lien debt (at cost)	87%	87%

Weighted average effective yield (1)	14.5%	14.3%

PORTFOLIO COMPANY CREDIT STATISTICS:

Net debt to EBITDA – excluding debt junior to Main Street (2)(3)	2.6 to 1.0	2.4 to 1.0

EBITDA to interest expense- excluding debt junior to Main Street (2)(3)	3.0 to 1.0	3.4 to 1.0

Total net debt to EBITDA (2)(3)	3.5 to 1.0	3.2 to 1.0

Total EBITDA to interest expense (2)(3)	2.5 to 1.0	2.8 to 1.0

EQUITY PORTFOLIO STATISTICS:

% of portfolio companies with equity ownership	92%	91%

Average equity ownership (fully diluted)	34%	24%

Notes:
(1)
Weighted average effective yield is calculated based upon core portfolio debt investments, excluding debt investments on non-accrual status, on the indicated date and includes amortization of deferred debt origination fees and accretion of original issue discount.

(2)
The portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt through Main Street's debt position less cash and cash equivalents) and related total senior cash interest expense of the portfolio companies, as well as including the debt and cash interest expense related to portfolio company debt which is junior in priority to Main Street's debt investment.

(3)	Portfolio company financial information has not been independently verified by Main Street.
(4)
The core portfolio statistics are based upon our "core" portfolio which consists of direct investments in lower middle market companies and excludes "Privately placed portfolio debt investments," the "Investment in affiliated Investment Manager" and "Marketable securities and idle funds investments."

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